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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-4 of ScanSoft, Inc. of our report dated September 6, 2002 relating to the financial statements of the Speech and Language Technologies operations of Lernout & Hauspie Speech Products N.V., which appears in this Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
July 2, 2003